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                                                                    EXHIBIT 5(a)
                               FRED ELEFANT, P.A.
                        1650 PRUDENTIAL DRIVE, SUITE 105
                          JACKSONVILLE, FLORIDA  32207



                               September 22, 1998

PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida  32216

   Re:        Amended and Restated Directors' Stock Plan
              Registration Statement on Form S-8

Gentlemen:

   In connection with the registration under the Securities Act of 1933 (the "Act") of up to 200,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of PSS World Medical, Inc., a Florida corporation, (the "Company") which may be issued under the Amended and Restated Directors' Stock Plan (the "Plan"), I have examined the Registration Statement on Form S-8, and originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

   On the basis of the foregoing, I am of the opinion that the proposed issuance under the Plan of up to 200,000 shares of Common Stock has been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of their respective Plan, will be legally issued, fully paid and nonassessable.

   The foregoing opinion is limited to the Federal laws of the United States and the Business Corporation Law of the State of Florida and no opinion is expressed as to the effect of the laws of any other jurisdiction.

   I hereby consent to the filing of this opinion as an exhibit to said Registration Statement on Form S-8 and further consent to the use of our name wherever appearing in the Form S-8.

                                                    Sincerely,

                                                    FRED ELEFANT, P.A.



                                                    By: /s/ Fred Elefant
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